Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 3 TO CREDIT AGREEMENT

AMENDMENT NO. 3 (this “Third Amendment”) dated as of July 11, 2013 to the Credit Agreement dated as of December 12, 2012 (as amended by Amendment No. 1 to the Credit Agreement dated as of March 13, 2013 and Amendment No. 2 to the Credit Agreement dated as of May 16, 2013, the “Credit Agreement”), among TEMPUR SEALY INTERNATIONAL, INC. (formerly known as Tempur-Pedic International Inc., the “Parent”), TEMPUR-PEDIC MANAGEMENT, LLC (the “Lead Borrower”), TEMPUR-PEDIC NORTH AMERICA, LLC and TEMPUR PRODUCTION USA, LLC, each as a Borrower, the Guarantors identified therein, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Lead Borrower has requested Refinancing Term A Loans (as defined below) to refinance in full the Existing Term A Loans (as defined below);

WHEREAS, in accordance with Section 2.20 of the Credit Agreement, the Refinancing Term A Lenders (as defined below) have elected to provide the Refinancing Term A Loans on the terms and conditions set forth herein;

WHEREAS, each Person that agrees to make Refinancing Term A Loans (collectively, the “Refinancing Term A Lenders”) will make Refinancing Term A Loans to the Borrowers on the Third Amendment Effective Date (as defined below) (the “Refinancing Term A Loans”) in an amount equal to its Refinancing Term Commitment (as defined below);

WHEREAS, the proceeds of the Refinancing Term A Loans will be applied to refinance in full the Term A Loans outstanding on the Third Amendment Effective Date (immediately prior to the effectiveness of this Third Amendment) (the “Existing Term A Loans”);

WHEREAS, this Third Amendment includes amendments to the Credit Agreement that are subject to the approval of the Required Lenders, and that, in each case, will become effective on the Third Amendment Effective Date on the terms and subject to the conditions set forth herein;

Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement as amended by this Third Amendment (the “Amended Credit Agreement”).

ARTICLE II

REFINANCING TRANSACTIONS

Section 2.01 Refinancing Transactions.

(a) Subject to the terms and conditions set forth herein, each Refinancing Term A Lender severally agrees to make a Refinancing Term A Loan to the Borrowers on the Third Amendment Effective Date in a principal amount equal to its Refinancing Term Commitment. The “Refinancing Term Commitment” of any Refinancing Term A Lender will be the amount set forth opposite such Refinancing Term A Lender’s name on Schedule 1 hereto. On the Third Amendment Effective Date, the proceeds of the Refinancing Term A Loans shall be applied to refinance in full the Existing Term A Loans (the “Refinancing”).

(b) Each Existing Term A Lender that executes and delivers a signature page to this Third Amendment (a “Consent”) under the “Cashless Settlement Option” (each such lender, a “Cashless Option Lender”) hereby agrees, on the Third Amendment Effective Date and on the terms and conditions set forth herein and in the Amended Credit Agreement, to exchange all (or such lesser amount as the Administrative Agent may allocate) of its Existing Term A Loans for Refinancing Term A Loans (which Existing Term A Loans shall thereafter no longer be deemed to be outstanding) under the Amended Credit Agreement, in the same aggregate principal amount as such Existing Term A Lender’s Existing Term A Loans under the Credit Agreement (or such lesser amount as the Administrative Agent may allocate; any such principal amount of Existing Term A Loans not allocated for exchange to Refinancing Term A Loans, the “Non-Allocated Term A Loans”), and such Existing Term A Lender shall thereafter be a Term A Lender under the Amended Credit Agreement. Each Term A Lender that shall not have executed a Consent hereto shall have its Existing Term A Loans repaid in full, and the Borrowers shall pay to each such Term A Lender all accrued and unpaid interest on, and fees related to, such Term A Lender’s Term A Loans to, but not including, the Third Amendment Effective Date and each Cashless Option Lender with Non- Allocated Term A Loans shall have its Non-Allocated Term A Loans outstanding immediately prior to the Third Amendment Effective Date repaid in full, and the Borrowers shall pay to each such Term A Lender all accrued and unpaid interest on, and fees related to, such Term A Lender’s Non-Allocated Term A Loans to, but not including, the Third Amendment Effective Date.

(c) Each Cashless Option Lender shall, effective on the Third Amendment Effective Date, automatically become party to the Amended Credit Agreement as a Lender. Each Term A Lender under the Credit Agreement that executes and delivers a Consent agrees that (i) to the extent its Existing Term A Loans under the Credit Agreement are being repaid on the Third Amendment Effective Date it waives any amounts it may be entitled to under Section 2.06(a) of the Credit Agreement in connection with such repayment and (ii) such Cashless Option Lender shall not be entitled to any compensation under Section 3.05 of the Credit Agreement as a result of such repayment (it being acknowledged that the Interest Period for such Cashless Option Lender shall be reset as of the Third Amendment Effective Date as set forth in the Loan Notice delivered by the Lead Borrower on the Third Amendment Effective Date).

(d) Each Refinancing Term A Lender party hereto and the Administrative Agent acknowledge that (i) the Lead Borrower hereby provides notice under Section 2.20(a) of the Credit Agreement of its request for Refinancing Term A Loans to refinance in full the Existing Term A Loans, (ii) all notice requirements set forth in Section 2.20(a) of the Credit Agreement with respect to such refinancing have been satisfied and (iii) notwithstanding Section 2.02(a) of the Credit Agreement, the Borrowers shall provide at least one Business Day notice for any Refinancing Term A Loans made on the Third Amendment Effective Date that are to be Eurocurrency Rate Loans.

ARTICLE III

AMENDMENTS TO THE CREDIT AGREEMENT

Section 3.01 Amendments to Credit Agreement. Each of the parties hereto agrees that, effective on the Third Amendment Effective Date, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

Section 3.02 Amendments to Schedule 8.03. Each of the parties hereto agrees that, effective on the Third Amendment Effective Date, Schedule 8.03 of the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Schedule 8.03 to the Credit Agreement attached as Exhibit B hereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties. To induce the other parties hereto to enter into this Third Amendment, each Credit Party represents and warrants for itself and not any other Credit Party to each other party hereto, on and as of the Third Amendment Effective Date, that the following statements are true and correct in all material respects on and as of the Third Amendment Effective Date:

(a) The execution, delivery and performance by each Credit Party of this Third Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not contravene the terms of any of such Credit Party’s Organization Documents;

(b) This Third Amendment has been duly executed and delivered by each Credit Party. This Third Amendment constitutes a legal, valid and binding obligation of each Credit Party, enforceable against each Credit Party in accordance with its terms, except to the extent the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law);

(c) The representations and warranties of the Borrowers and each other Credit Party contained in Article 6 of the Credit Agreement or any other Credit Document are true and correct in all material respects on and as of the Third Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and, except that for purposes of this paragraph, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) respectively, of Section 7.01 of the Credit Agreement; and

(d) As of the Third Amendment Effective Date, no Default or Event of Default shall exist immediately before or immediately after giving effect to this Third Amendment and the incurrence of the Refinancing Term A Loans.

ARTICLE V

CONDITIONS TO EFFECTIVENESS

Section 5.01 Third Amendment Effective Date. This Third Amendment shall become effective as of the first date (the “Third Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a) Execution and Delivery of this Third Amendment. The Administrative Agent shall have received a counterpart signature page of this Third Amendment duly executed by each of the Credit Parties, the Cashless Option Lenders, the Refinancing Term A Lenders, the Administrative Agent and Lenders sufficient to constitute, collectively, the requisite Lenders.

(b) Payment of Fees.

(i) Except as otherwise provided in this Third Amendment, concurrently with the making of the Refinancing Term A Loans hereunder, (a) the entire aggregate principal amount of the Existing Term A Loans, (b) all accrued interest, fees and other amounts accrued under the Credit Agreement prior to the Third Amendment Effective Date in connection therewith and (c) all fees required to be paid on or before the Third Amendment Effective Date to the Administrative Agent, any Arranger or any Lender shall have been paid (or, in the case of principal, deemed paid pursuant to this Third Amendment) in full and all Interest Periods in respect of thereof shall have been terminated;

(ii) The Administrative Agent shall have received a fee for the account of each Term A Lender that commits to provide Refinancing Term A Loans in an amount in excess of the Existing Term A Loans of such Term A Lender immediately prior to the Refinancing (either directly or through assignment from the initial Refinancing Term A Lender and without duplication thereof) (the amount of such excess, the “Excess Commitment”) in an amount equal to (x) the excess (if any) of (i) the Refinancing Term A Loans of such Term A Lender above (ii) the Existing Term A Loans of such Term A Lender times (y) (i) the ratio of the Excess Commitment of such Term A Lender to $1,000,000 (rounded down to the nearest integer) times (ii) 0.01% (but, this clause (y), in no event to exceed 0.20%); and

(iii) The Administrative Agent shall have received payment of all reasonable and documented fees and expenses of counsel for the Administrative Agent as set forth in Section 11.04 of the Credit Agreement.

(c) Notes. If requested by any Refinancing Term A Lender at least three (3) Business Days prior to the Third Amendment Effective Date, the Administrative Agent shall have received a Term A Note executed by the Borrowers in favor of such Refinancing Term A Lender;

(d) Opinions of Counsel. Receipt by the Administrative Agent, on behalf of itself and the Lenders, of customary opinions of legal counsel to the Credit Parties (which shall cover authority, legality, validity, binding effect and enforceability of this Third Amendment, non-contravention of Organization Documents, specified material agreements and applicable Law and reaffirmation of security interests).

(e) Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following:

i. copies of the Organization Documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Third Amendment Effective Date (or a certificate of a Responsible Officer certifying that there have been no changes to such documents and certificates since May 16, 2013 or, if any changes have been made, appending such amendments to such certificate and certifying that the attached is a true and complete copy of such documents);

ii. certificates of resolutions or other action and incumbency certificates of Responsible Officers of each Credit Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Third Amendment (or a certificate of a Responsible Officer certifying that there have been no changes to such documents and certificates since May 16, 2013); and

iii. good standing certificates for each Credit Party as of recent date in its state of organization or formation.

(f) Loan Notice. Receipt by the Administrative Agent of a Loan Notice requesting the borrowing of the Refinancing Term A Loans on the Third Amendment Effective Date in accordance with the requirements of Section 2.02 of the Credit Agreement, as modified by Section 2.01(d) above.

Section 5.02 Effects of this Third Amendment.

(a) Except as expressly set forth herein, this Third Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the existing Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the existing Credit Agreement or any other provision of the existing Credit Agreement or of any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly set forth herein, nothing herein shall be deemed to be a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

(b) From and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Credit Document shall be deemed a reference to the Credit Agreement as amended hereby. This Third Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

(c) Each Refinancing Term A Lender shall be a Lender for purposes of the Credit Documents.

ARTICLE VI

REAFFIRMATION

Section 6.01 Reaffirmation. Notwithstanding the effectiveness of this Third Amendment and the transactions contemplated hereby, (i) each Credit Party acknowledges and agrees that each Credit Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Credit Agreement, as amended hereby) and (ii) each Guarantor hereby confirms and ratifies its continuing unconditional obligations as Guarantor under the Credit Agreement with respect to all of the Obligations.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Governing Law. THIS THIRD AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS THIRD AMENDMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7.02 Costs and Expenses. The Borrowers agree to reimburse the Administrative Agent for its actual and reasonable costs and expenses in connection with this Third Amendment to the extent required pursuant to Section 11.04 of the Credit Agreement.

Section 7.03 Counterparts; Effectiveness. This Third Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this Third Amendment shall be effective as delivery of an original executed counterpart of this Third Amendment.

Section 7.04 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 7.05 Notes. Each Existing Term A Lender covenants and agrees to return to the Lead Borrower its Term A Note, if any, evidencing its Existing Term A Loans, which Existing Term A Loans have been paid and satisfied in full in accordance with the provisions hereof, within 5 Business Days after the Third Amendment Effective Date (or such later date as agreed to by the Lead Borrower) and acknowledges and agrees that such Term A Notes are cancelled as of the Third Amendment Effective Date after the making of the Refinancing Term A Loans on such date.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

[The remainder of this page intentionally left blank].

TEMPUR SEALY INTERNATIONAL, INC.
(formerly known as Tempur-Pedic International Inc.), a Delaware corporation

TEMPUR-PEDIC MANAGEMENT, LLC, a Delaware limited liability company

TEMPUR WORLD, LLC, a Delaware limited liability company

TEMPUR PRODUCTION USA, LLC, a Virginia limited liability company

By:	/s/ William H. Poche
Name:	William H. Poche
Title:	Treasurer and Assistant Secretary

TEMPUR-PEDIC MANUFACTURING, INC., a Delaware corporation

DAWN SLEEP TECHNOLOGIES, INC., a Delaware corporation

TEMPUR-PEDIC SALES, INC., a Delaware corporation

TEMPUR-PEDIC NORTH AMERICA, LLC, a Delaware limited liability company

TEMPUR-PEDIC TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ William H. Poche
Name:	William H. Poche
Title:	Treasurer and Secretary

TEMPUR-PEDIC AMERICA, LLC, a Delaware limited liability company

By:	/s/ William H. Poche
Name:	William H. Poche
Title:	Treasurer

[Signature Page to Third Amendment]

SEALY CORPORATION, a Delaware corporation

SEALY MATTRESS CORPORATION, a Delaware corporation

SEALY MATTRESS COMPANY, an Ohio corporation

OHIO-SEALY MATTRESS MANUFACTURING CO. INC., a Massachusetts corporation

OHIO-SEALY MATTRESS MANUFACTURING CO., a Georgia corporation

SEALY MATTRESS COMPANY OF KANSAS CITY, INC., a Missouri corporation

SEALY MATTRESS COMPANY OF ILLINOIS, an Illinois corporation

A. BRANDWEIN & CO., an Illinois corporation

SEALY MATTRESS COMPANY OF ALBANY, INC., a New York corporation

SEALY OF MARYLAND AND VIRGINIA, INC., a Maryland corporation

SEALY OF MINNESOTA, INC., a Minnesota corporation

NORTH AMERICAN BEDDING COMPANY, an Ohio corporation

SEALY, INC., an Ohio corporation

THE OHIO MATTRESS COMPANY LICENSING AND COMPONENTS GROUP, a Delaware corporation

SEALY MATTRESS MANUFACTURING COMPANY, INC., a Delaware corporation

SEALY TECHNOLOGY LLC, a North Carolina limited liability company

By: Name: Title:	/s/ Dale E. Williams Dale E. Williams Executive Vice President and Chief Financial Officer

[Signature Page to Third Amendment]

SEALY-KOREA, INC., a Delaware corporation

MATTRESS HOLDINGS INTERNATIONAL, LLC, a Delaware limited liability company

SEALY REAL ESTATE, INC., a North Carolina corporation

SEALY MATTRESS COMPANY OF PUERTO RICO, an Ohio corporation

SEALY TEXAS MANAGEMENT, INC., a Texas corporation

WESTERN MATTRESS COMPANY, a California corporation

SEALY MATTRESS COMPANY OF MEMPHIS, a Tennessee corporation

SEALY MATTRESS CO. OF S.W. VIRGINIA, a Virginia corporation

ADVANCED SLEEP PRODUCTS, a California corporation

SEALY COMPONENTS-PADS, INC., a Delaware corporation

SEALY MATTRESS COMPANY OF MICHIGAN, INC., a Michigan corporation

By:	/s/ Dale E. Williams
Name: Title:	Dale E. Williams Executive Vice President and Chief Financial Officer

[Signature Page to Third Amendment]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent, Refinancing Term A Lender and Lender

	By:	/s/ Thomas C. Kilcrease, Jr.
		Name:	Thomas C. Kilcrease, Jr.
		Title:	SVP

[Signature Page to Third Amendment]

JPMORGAN CHASE BANK, N.A. as a Lender

By:	/s/ Katie E. Onesar
Name: Katie E. Onesar
Title: Vice President

[Signature Page to Third Amendment]

WELLS FARGO BANK, N.A. as a Lender

By:	/s/ Bryan Hulker
	Name:	Bryan Hulker
	Title:	SVP

[Signature Page to Third Amendment]

FIFTH THIRD BANK, as a Lender

By:	/s/ Mary-Alicha Weldon
Name: Mary-Alicha Weldon
Title: Vice President

[Signature Page to Third Amendment]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Regina Tarone
Name: Regina Tarone
Title: Managing Director

[Signature Page to Third Amendment]

CONSENT TO AMENDMENT NO. 3

CONSENT TO AMENDMENT NO. 3

ON FILE

WITH THE

ADMINISTRATIVE AGENT

Schedule 1

Refinancing Term Loan A Commitments

Refinancing Term A Lender	Refinancing Term Commitment

Bank of America, N.A.	$536,250,000.00

S-1

Exhibit A

[Amendments to Credit Agreement attached]

Conformed copy reflecting

Amendment No. 1 dated as of March 13, 2013

Amendment No. 2 dated as of May 16, 2013

CREDIT AGREEMENT

dated as of December 12, 2012

among

TEMPUR SEALY INTERNATIONAL, INC.

(formerly known as TEMPUR-PEDIC INTERNATIONAL INC.),

as the Parent and a Borrower

and

CERTAIN SUBSIDIARIES OF THE PARENT,

as Borrowers and as Guarantors,

THE LENDERS PARTY HERETO,

BANK OF AMERICA, N.A.,

as Administrative Agent,

BARCLAYS BANK PLC,

JPMORGAN CHASE BANK, N.A.

and

WELLS FARGO BANK, N.A.,

as Syndication Agents

FIFTH THIRD BANK,

as Documentation Agent

BANK OF AMERICA, N.A.,

BARCLAYS BANK PLC,

J.P MORGAN SECURITIES LLC,

WELLS FARGO SECURITIES, LLC,

and

FIFTH THIRD BANK,

as Joint Lead Arrangers and Joint Book Managers

Term A Lender’s Term A Commitment at such time and (ii) thereafter, the principal amount of such Term A Lender’s Term A Loans at such time, (b) in respect of the Term B Facility, with respect to any Term B Lender at any time, the percentage (carried out to the ninth decimal place) of the Term B Facility represented by (i) on or prior to the Closing Date, such Term B Lender’s Term B Commitment at such time and (ii) thereafter, the principal amount of such Term B Lender’s Term B Loans at such time and (c) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time. If the Revolving Credit Commitments have been terminated pursuant to Section 9.02 or have expired, then the Aggregate Commitment Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Aggregate Commitment Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Aggregate Commitment Percentage of each Lender, as of the Closing Date, in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. The Aggregate Commitment Percentage of each Term B Lender, as of the Second Amendment Effective Date, in respect of the Term B Facility is set forth opposite the name of such Term B Lender on Schedule 1 to the Second Amendment. The Aggregate Commitment Percentage of each Term A Lender, as of the Third Amendment Effective Date, in respect of the Term A Facility is set forth opposite the name of such Term A Lender on Schedule 1 to the Third Amendment.

“Aggregate Commitments” means the Commitments of all Lenders.

“Aggregate Incremental Amount” means, at any time, the sum of the aggregate principal amount of (a) Incremental Loans incurred at or prior to such time (assuming all Incremental Commitments established at or prior to such time are fully drawn) and (b) Permitted Incremental Equivalent Debt incurred at or prior to such time.

“Aggregate Revolving Credit Commitments” means the Revolving Credit Commitments of all Revolving Credit Lenders.

“Aggregate Revolving Credit Committed Amount” has the meaning provided in Section 2.01(c).

“Agreement” has the meaning provided in the recitals hereto.

“Albuquerque Bond Indenture” means that certain Trust Indenture, as amended and modified, among Bernalillo County, New Mexico, as issuer, and The Bank of New York Trust Company, N.A., as trustee, pursuant to which the Albuquerque Bonds may be issued.

“Albuquerque Bonds” means the Bernalillo County, New Mexico Taxable Fixed Rate Unsecured Industrial Revenue Bonds (Tempur Production USA, Inc. Project), Series 2005B, in the aggregate principal amount of up to $25,000,000 under the Albuquerque Bond Indenture, and sometimes referred to in the Albuquerque Bond Indenture as the “Self-Funded Bonds” representing the Parent’s “equity” in the Albuquerque Project.

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“Albuquerque Facility” means the real property and fixtures at the building leased by the Credit Parties located at 12907 Tempur-Pedic Parkway, Albuquerque, New Mexico.

“Albuquerque IRB Financing” means the financing for the Albuquerque Project, including the Albuquerque Bonds, the Albuquerque Bond Indenture and the other bond documents referenced therein and relating thereto.

“Albuquerque Project” has the meaning given the term “Project” in the Albuquerque Bond Indenture.

“All-in Yield” means, as to any Indebtedness, the effective interest rate with respect thereto as reasonably determined by the Administrative Agent in consultation with the Parent taking into account the interest rate, margin, original issue discount, upfront fees and “eurodollar rate floors” or “base rate floors”; provided that (i) original issue discount and upfront fees shall be equated to interest rate assuming a four-year life to maturity of such Indebtedness, (ii) customary arrangement, structuring, underwriting, amendment or commitment fees paid solely to the applicable arrangers or agents with respect to such Indebtedness shall be excluded and (iii) for the purpose of Section 2.18, if the “eurodollar rate floor” or “base rate floor” for the Incremental Term Loans exceeds 100 basis points or 200 basis points, respectively, such excess shall be equated to an increase in the Applicable Percentage for the purpose of this definition.

“Applicable Percentage” means (a) in respect of ~~the Term A Facility and~~ the Revolving Credit Facility, the following percentages per annum, based on the Consolidated Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(a); provided that from the Closing Date until the receipt by the Administrative Agent of the Compliance Certificate with respect to the first full fiscal quarter of the Parent following the Closing Date, Pricing Level III shall apply to the ~~Term A Loans, the~~ Revolving Credit Loans, the Letter of Credit Fee and the Commitment Fee:

		Applicable Percentage for
Pricing Level	Consolidated Total Net Leverage Ratio	Eurocurrency Rate Loans	Base Rate Loans	Letter of Credit Fee	Commitment Fee
I	Less than or equal to 3.50:1.00	2.50%	1.50%	2.50%	0.375%
II	Greater than 3.50:1.00 but less than or equal to 4.00:1.00	2.75%	1.75%	2.75%	0.500%
III	Greater than 4.00:1.00 but less than or equal to 4.50:1.00	3.00%	2.00%	3.00%	0.500%
IV	Greater than 4.50:1.00	3.25%	2.25%	3.25%	0.500%

; (b) in respect of the Term A Facility, the following percentages per annum, based on the Consolidated Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(a):

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		Applicable Percentage for
Pricing Level	Consolidated Total Net Leverage Ratio	Eurocurrency Rate Loans	Base Rate Loans
I	Less than or equal to 3.50:1.00	1.75%	0.75%
II	Greater than 3.50:1.00 but less than or equal to 4.00:1.00	2.00%	1.00%
III	Greater than 4.00:1.00 but less than or equal to 4.50:1.00	2.25%	1.25%
IV	Greater than 4.50:1.00	2.50%	1.50%

; and (~~b~~c) in respect of the Term B Facility, 1.75% per annum for Base Rate Loans and 2.75% per annum for Eurocurrency Rate Loans.

Any increase or decrease in the Applicable Percentage resulting from a change in the Consolidated Total Net Leverage Ratio shall become effective on the date a Compliance Certificate is delivered pursuant to Section 7.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance therewith, then Pricing Level IV shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day after the date on which such Compliance Certificate was delivered. Determinations by the Administrative Agent of the appropriate Pricing Level shall be conclusive absent manifest error. Notwithstanding the foregoing, it is acknowledged and agreed that the reductions to the Applicable Percentage for the Term A Facility as herein set forth shall be effective on the Third Amendment Effective Date and as of the Third Amendment Effective Date Pricing Level III shall apply to the Term A Facility.

“Applicant Borrower” has the meaning provided in Section 2.14(b).

“Appropriate Lender” means, at any time, (a) with respect to any of the Term A Facility, the Term B Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term A Loan, a Term B Loan or a Revolving Credit Loan, respectively, at such time, (b) with respect to the L/C Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swingline Sublimit, (i) the Swingline Lender and (ii) if any Swingline Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Bank” means (a) any Lender, (b) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (c) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender

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having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Control Agreement” means a deposit account control agreement in favor of the Collateral Agent, on terms reasonably satisfactory to the Collateral Agent.

“Convertible Notes” means the Company’s Senior Secured Third Lien Convertible Notes due 2016.

“Convertible Notes Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as collateral agent for the Convertible Notes.

“Credit Agreement” has the meaning provided in the recitals hereto.

“Credit Agreement Refinancing Facilities” means (a) with respect to any Class of Revolving Credit Commitments or Revolving Credit Loans, Replacement Revolving Commitments or Replacement Revolving Loans and (b) with respect to any Class of Term Loans, Refinancing Term Loans.

“Credit Agreement Refinancing Facility Lenders” means a Lender with a Replacement Revolving Credit Commitment or outstanding Refinancing Term Loans.

“Credit Documents” means this Credit Agreement, the Notes, the Fee Letters, the Issuer Documents, the Collateral Documents, the Guaranties, each Designated Borrower Request and Assumption Agreement, each Designated Borrower Notice, each Request for Credit Extension, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Credit Agreement, the Joinder Agreements ~~and~~, the Second Amendment and the Third Amendment.

“Credit Extension” means each of the following: (a) a Borrowing, (b) the conversion or continuation of a Borrowing and (c) an L/C Credit Extension.

“Credit Parties” means, collectively, the Parent, the other Borrowers and the Guarantors.

“Credit Party Materials” has the meaning provided in Section 7.02.

“Danish Tax Assessment” means the pending income tax assessment from the Danish Tax Authority and any related assessment from the Danish Tax Authority for subsequent years and related interest and penalties, as described in the Parent’s Report on Form 10-Q for the quarter ended September 30, 2012.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

(d) Support Obligations in respect of Indebtedness of another Person; and

(e) Indebtedness of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.

For purposes hereof, the amount of Indebtedness shall be determined (i) based on Swap Termination Value in the case of net obligations under Swap Contracts under clause (c), and (ii) based on the outstanding principal amount of the Indebtedness that is the subject of the Support Obligations in the case of Support Obligations under clause (d).

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning provided in Section 11.04(b).

“Information” has the meaning provided in Section 11.07.

“Initial Term A Loans” means the Term A Loans made on the Closing Date by the Term A Lenders that are outstanding immediately prior to the effectiveness of the Third Amendment.

“Initial Term B ~~Loan~~ Loans” means the Term B Loans made on the Closing Date by the Term B Lenders that are outstanding immediately prior to the effectiveness of the Second Amendment.

“Intellectual Property Security Agreements” means the Intellectual Property Security Agreements as such term is defined in the Security Agreement.

“Intellectual Property Security Agreement Supplements” means the Intellectual Property Security Agreement Supplements as such term is defined in the Security Agreement.

“Interest Payment Date” means, (a) as to any Base Rate Loan (including Swingline Loans), the last Business Day of each March, June, September and December, and the Revolving Termination Date (in the case of Revolving Credit Loans) or the applicable Maturity Date (in the case of Term Loans) and, in the case of any Swingline Loan, any other dates as may be mutually agreed upon by the Lead Borrower and the Swingline Lender, and (b) as to any Eurocurrency Rate Loan, the last Business Day of each Interest Period for such Loan, the date of repayment of principal of such Loan, and the Revolving Termination Date (in the case of Revolving Credit Loans) or the applicable Maturity Date (in the case of Term Loans), and in addition, where the applicable Interest Period exceeds three months, the date every three months after the beginning of such Interest Period. If an Interest Payment Date falls on a date that is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Lead Borrower in the applicable Loan Notice or, in the case of Eurocurrency

For purposes hereof, “Net Cash Proceeds” includes any cash or Cash Equivalents received upon the disposition of any non-cash consideration received by the Parent or any Subsidiary in any Disposition or Involuntary Disposition.

“New Term A Loans” means the advances made by the Term A Lenders under the Term A Facility pursuant to the Third Amendment.

“New Term B Loans” means the advances made by the Term B Lenders under the Term B Facility pursuant to the Second Amendment.

“NFIP” has the meaning provided in the definition of Real Estate Collateral Requirements.

“Non-Consenting Lender” has the meaning provided in Section 11.13.

“Non-Guarantor Domestic Subsidiary” has the meaning provided in Section 7.12(a).

“Not Otherwise Applied” means, with reference to any proceeds of any transaction or event or of Excess Cash Flow or the Available ECF Amount that is proposed to be applied to a particular use or transaction, that such amount (a) was not required to prepay Term Loans pursuant to Section 2.06(b)(ii)(C) (other than as a result of clause (iii) thereof or Section 2.06(b)(ii)(F)) and (b) has not previously been (and is not simultaneously being) applied to anything other than such particular use or transaction (including, without limitation, Investments permitted under Section 8.02(m), Restricted Payments permitted under Section 8.06(d) and prepayments of Junior Financing under Section 8.12(a)).

“Notes” means the Term A Notes, the Term B Notes, the Revolving Credit Notes and the Swingline Notes.

“Obligations” means, without duplication, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (the “Loan Obligations”), (b) all obligations under any Swap Contract between the Parent or any Domestic Subsidiary and any Lender or Affiliate of a Lender to the extent permitted hereunder, including, without limitation, the Swap Obligations but excluding the Excluded Swap Obligations (the “Swap Contract Obligations”) and (c) all obligations under any Treasury Management Agreement between the Parent or any Domestic Subsidiary and any Lender or Affiliate of a Lender (the “Treasury Management Obligations”).

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and the operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any

“Regulation S-X” means Regulation S-X under the Securities Act.

“Related Agreements” means the Acquisition Agreement, the Support Agreement and all other material documents and material agreements (as reasonably determined by the Parent) executed and delivered in connection therewith or pursuant thereto.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reorganization” means the reorganization of the Parent’s Subsidiaries in order to achieve the corporate structure set forth in Schedule 1.01-1, which corporate structure is to be effected not later than 90 days following the Closing Date.

“Replaced Revolving Commitments” has the meaning provided in Section 2.20(a).

“Replacement Revolving Commitments” means one or more new Classes of Revolving Credit Commitments established pursuant to an Additional Credit Extension Amendment in accordance with Section 2.20.

“Replacement Revolving Lender” means a Revolving Credit Lender with a Replacement Revolving Commitment or an outstanding Replacement Revolving Loan.

“Replacement Revolving Loans” means Revolving Credit Loans made pursuant to Replacement Revolving Commitments.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the notice period has been waived under applicable regulations in effect as of the Effective Date, or otherwise.

“Repricing Transaction” has the meaning provided in Section 2.06(d).

“Request for Credit Extension” means (a) with respect to a Borrowing of Loans (including Swingline Loans) or the conversion or continuation of Loans, a Loan Notice and (b) with respect to an L/C Credit Extension, an L/C Application.

“Required Facility Lenders” means (a) with respect to the Term A Facility, the Required Term A Lenders, (ii) with respect to the Term B Facility, the Required Term B Lenders and (iii) with respect to the Revolving Credit Facility, the Required Revolving Credit Lenders.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the Commitments shall have expired or been terminated, Lenders holding more than 50% of the aggregate principal amount of Loan Obligations (including, in each case, the aggregate principal amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swingline Loans); provided that the Commitments of, and the portion of the Loan Obligations held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

such Revolving Credit Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement.

“Revolving Credit Facility” means, at any time, the aggregate amount of Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” has the meaning provided in Section 2.01(c).

“Revolving Credit Note” means a promissory note made by the Borrowers in favor of a Revolving Credit Lender evidencing Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form of Exhibit 2.13-1.

“Revolving Credit Obligations” means the Revolving Credit Loans, the L/C Obligations and the Swingline Loans.

“Revolving Termination Date” means the date that is five years following the Closing Date; provided that if such date is not a Business Day, the Revolving Termination Date shall be the immediately preceding Business Day.

“Rollover Loans” has the meaning ascribed to “Rollover Loans” in the Bridge Credit Agreement (if any).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to the Parent or any of its Subsidiaries, any arrangement, directly or indirectly, with any Person (other than a Credit Party) whereby the Parent or such Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sealy Acquisition” has the meaning provided in the recitals hereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means Amendment No. 2 to this Credit Agreement, dated as of May 16, 2013, among the Borrowers, the other Credit Parties, Bank of America, as administrative agent, and the other lenders party thereto.

“Second Amendment Effective Date” means ~~the date on which the Second Amendment becomes effective in accordance with its term~~sMay 16, 2013.

“Securities Act” means the Securities Act of 1933, as amended.

“Swingline Sublimit” has the meaning provided in Section 2.01(e).

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement that is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Borrowing” means a borrowing consisting of simultaneous Term A Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term A Lenders pursuant to Section 2.01(a).

“Term A Commitment” means, for each Term A Lender, the commitment of such Term A Lender to make Term A Loans hereunder pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed (x) with respect to the Initial Term A Loans, the amount set forth opposite such Term A Lender’s name on Schedule 2.01 under the caption “Term A Commitment” or (y) with respect to the New Term A Loans, the amount set forth opposite such Term A Lender’s name on Schedule 1 to the Third Amendment or, in either case, opposite such caption in the Assignment and Assumption pursuant to which such Term A Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with the terms of this Credit Agreement.

“Term A Facility” means, (a) at any time on or prior to the Closing Date, the aggregate principal amount of Term A Commitments of all Term A Lenders at such time and (b) at any time after the Closing Date, the aggregate principal amount of the Term A Loans of all Term A Lenders outstanding at such time.

“Term A Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term A Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term A Loans at such time.

“Term A Loan” means ~~an advance made by any Term A Lender under the~~(a) at any time prior to the Third Amendment Effective Date, the Initial Term A Loans and (b) on and after the Third Amendment Effective Date, the New Term A ~~Facility~~Loans.

“Term A Note” means a promissory note made by the Borrowers in favor of a Term A Lender evidencing Term A Loans made by such Term A Lender, substantially in the form of Exhibit 2.13-3.

“Term A/Revolving Ticking Fee Percentage” means (a) from and including the Effective Date to but excluding December 27, 2012, 0% and (b) from and including December 27, 2012, 0.50%.

“Test Period” has the meaning provided in Section 1.07(b).

“Third Amendment” means Amendment No. 3 to this Credit Agreement, dated as of [ ], 2013, among the Borrowers, the other Credit Parties, Bank of America, as administrative agent, and the other lenders party thereto.

“Third Amendment Effective Date” means the date on which the Third Amendment becomes effective in accordance with its terms.

“Ticking Fee Payment Date” has the meaning provided in Section 2.09(d).

“Title Agent” has the meaning provided in the definition of Real Estate Collateral Requirements.

“Transaction” means the Sealy Acquisition, the Refinancing, the entering into of this Credit Agreement and the making of the Loans and other Credit Extensions hereunder and the issuance and sale of the Senior Notes (if any) and/or borrowing under the Bridge Facility (if any).

“Transaction Costs” means the fees, commissions, costs and expenses payable by the Parent or any of its Subsidiaries in connection with the Sealy Acquisition and the other Transactions.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Type” means, with respect to any Revolving Credit Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“UCC” means the Uniform Commercial Code in effect in any applicable jurisdiction from time to time.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan for purposes of Section 430 of the Internal Revenue Code for the applicable plan year.

“United States” or “U.S.” means the United States of America.

“Voluntary Prepayment Declined Proceeds” has the meaning provided in Section 2.06(a)(iii).

“Voluntary Prepayment Declining Lender” has the meaning provided in Section 2.06(a)(iii).

forth in clause (b), (c) and (d) below that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

(b) For purposes of calculating the Consolidated Interest Coverage Ratio, the Consolidated Secured Net Leverage Ratio and the Consolidated Total Net Leverage Ratio, Pro Forma Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been consummated (i) during the applicable period of four consecutive fiscal quarters for which such financial ratio is being determined (the “Test Period”) or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Pro Forma Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Pro Forma Transaction) had occurred on the first day of the applicable Test Period.

(c) Whenever pro forma effect is to be given to a Pro Forma Transaction, the pro forma calculations shall be made in good faith by a financial or accounting Responsible Officer of the Parent and include only those adjustments that would be (a) permitted or required by Regulation S-X together with those adjustments that (i) have been certified by a financial or accounting Responsible Officer of the Parent as having been prepared in good faith based upon reasonable assumptions and (ii) are based on reasonably detailed written assumptions reasonably acceptable to the Administrative Agent and (b) required by the definition of Consolidated EBITDA.

(d) In the event that the Parent or any Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio, as applicable, shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period.

ARTICLE 2

COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01. Commitments. Subject to the terms and conditions set forth herein:

(a) Term A Loans.

(i) Initial Term A Loans. Each Term A Lender ~~severally~~ agrees to make a single loan to the Borrowers in Dollars on the Closing Date in an amount not to exceed such Term A Lender’s Term A Commitment. The Term A Borrowing shall consist of Initial Term A Loans made simultaneously by the Term A Lenders in accordance with their respective Aggregate Commitment Percentages of the Term A Facility. Amounts borrowed under this Section 2.01(a)(i) and repaid or prepaid may not be reborrowed. Initial Term A Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. The Initial Term A Loans will be prepaid in full with the proceeds of the New Term A Loans on the Third Amendment Effective Date.

(ii) New Term A Loans. Subject also to the terms and conditions set forth in the Third Amendment, each Term A Lender severally agrees to make a single loan to the Borrowers in Dollars on the Third Amendment Effective Date, in an amount not to exceed such Term A Lender’s Term A Commitment. The Term A Borrowing shall consist of New Term A Loans made simultaneously by the Term A Lenders in accordance with their respective Aggregate Commitment Percentages of the Term A Facility. Amounts borrowed under this Section 2.01(a)(ii) and repaid or prepaid may not be reborrowed. New Term A Loans may be Base Rate Loans or Eurocurrency Rate Loans as further provided herein.

(b) Term B Loans.

(~~b~~i) Initial Term B Loans.

~~(i)~~ Each Term B Lender agrees to make a single loan to the Borrowers in Dollars on the Closing Date in an amount not to exceed such Term B Lender’s Term B Commitment. The Term B Borrowing shall consist of Initial Term B Loans made simultaneously by the Term B Lenders in accordance with their respective Aggregate Commitment Percentages of the Term B Facility. Amounts borrowed under this Section 2.01(b)(i) and repaid or prepaid may not be reborrowed. Initial Term B Loans may be Base Rate Loans or Eurocurrency Rate Loans as further provided herein. The Initial Term B Loans will be prepaid in full with the proceeds of the New Term B Loans on the Second Amendment Effective Date.

(ii) New Term B Loans. Subject also to the terms and conditions set forth in the Second Amendment, each Term B Lender severally agrees to make a single loan to the Borrowers in Dollars on the Second Amendment Effective Date, in an amount not to exceed such Term B Lender’s Term B Commitment. The Term B Borrowing shall consist of New Term B Loans made simultaneously by the Term B Lenders in accordance with their respective Aggregate Commitment Percentages of the Term B Facility. Amounts borrowed under this Section 2.01(b)(ii) and repaid or prepaid may not be reborrowed. New Term B Loans may be Base Rate Loans or Eurocurrency Rate Loans as further provided herein.

(c) Revolving Credit Loans. During the Commitment Period, each Revolving Credit Lender severally agrees to make revolving credit loans (the “Revolving Credit Loans”) to the Borrowers in Dollars, from time to time, on any Business Day; provided that after giving effect to any such Revolving Credit Loan, (i) with regard to the Revolving Credit Lenders collectively, the Outstanding Amount of Revolving Credit Obligations shall not exceed THREE HUNDRED FIFTY MILLION DOLLARS ($350,000,000) (as such amount may be increased or decreased in accordance with the provisions hereof, the “Aggregate Revolving Credit Committed Amount”) and (ii) with regard to each Revolving Credit Lender individually, such Revolving Credit Lender’s Aggregate Commitment Percentage of the Outstanding Amount of Revolving Obligations shall not exceed its Revolving Credit Commitment; provided further that, on the Closing Date, not more than $150,000,000 may be borrowed, of which not more than $140,000,000 may be applied to finance the Sealy Acquisition and the Refinancing and to pay the Transaction Costs. Revolving Credit Loans

excess thereof. The Administrative Agent will give prompt notice to the Appropriate Lenders of any such reduction in or termination of the aggregate Term Commitments.

(c) Mandatory Reductions of Revolving Credit Commitments. The Aggregate Revolving Credit Committed Amount (i) shall not be permanently reduced upon application of any mandatory prepayments to the Revolving Credit Obligations and (ii) shall, if the Closing Date has not occurred on or prior to such date, be automatically and permanently reduced to zero on the Commitment Termination Date.

(d) Mandatory Reductions of Term Commitments.

(i) The aggregate Term A Commitments with respect to the Initial Term A Loans shall be automatically and permanently reduced to zero on the ~~earlier of (x) the~~Closing Date, upon and after giving effect to the funding of the Initial Term A Loans on such date.

~~of the Term A Borrowing and (y) if the Closing Date has not occurred on or prior to~~(ii) The aggregate Term A Commitments with respect to the New Term A Loans shall be automatically and permanently reduced to zero on the Third Amendment Effective Date, upon and after giving effect to the funding of the New Term A Loans on such date~~, the Commitment Termination Date~~.

(~~ii~~iii) The aggregate Term B Commitments with respect to the Initial Term B Loans shall be automatically and permanently reduced to zero on the Closing Date, upon and after giving effect to the funding of the Initial Term B Loans on such date.

(~~iii~~iv) The aggregate Term B Commitments with respect to the New Term B Loans shall be automatically and permanently reduced to zero on the Second Amendment Effective Date, upon and after giving effect to the funding of the New Term B Loans on such date.

(e) Payment of Fees. All Commitment Fees, ticking fees or other fees accrued with respect to such portion of the Aggregate Revolving Credit Commitments or the Term Commitments terminated or reduced pursuant to Section 2.07 through the effective date of such termination or reduction shall be paid on the effective date of such termination or reduction.

Section 2.08. Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Percentage; (ii) each Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Percentage and (iii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Percentage.

ARTICLE 7

AFFIRMATIVE COVENANTS

From and after the Closing Date, until the Loan Obligations shall have been paid in full or otherwise satisfied, and the Commitments hereunder shall have expired or been terminated, the Parent and its Subsidiaries will:

Section 7.01. Financial Statements. Deliver to the Administrative Agent (and the Administrative Agent will deliver to each Lender), in form and detail satisfactory to the Administrative Agent~~:~~ (it being acknowledged by the Administrative Agent that the form and detail of the financial statements, reports, information and documents delivered to the SEC in compliance with the SEC filing requirements under Section 13 or 15(d) of the Exchange Act are satisfactory to the Administrative Agent):

(a) as soon as available, but in any event not later than the earlier of (i) the date such deliveries are required by the SEC and (ii) ninety days after the end of each fiscal year of the Parent, ~~consolidated and consolidating balance sheets of the Parent and its Subsidiaries as at the end of such fiscal year (beginning with the first fiscal year ending after the Closing Date), and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of Ernst & Young or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall~~such annual reports and information, documents and other reports as specified in Section 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to those Sections notwithstanding that the Parent may not be subject to ~~any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit~~the reporting requirements of Section 13 or 15(d) of the Exchange Act; and

(b) as soon as available, but in any event not later than (i) the date such deliveries are required by the SEC and (ii) forty-five days after the end of each of the first three fiscal quarters of each fiscal year of the Parent (beginning with the first such fiscal quarter ending after the Closing Date), ~~consolidated and consolidating balance sheets of the Parent and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Parent as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.~~such quarterly reports and information, documents and other reports as specified in Section 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to those Sections notwithstanding that the Parent may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(c) Use the proceeds of the New Term B Loans made pursuant to the Second Amendment to prepay in full all Initial Term B Loans on the Second Amendment Effective Date.

(d) Use the proceeds of the New Term A Loans made pursuant to the Third Amendment to prepay in full all Initial Term A Loans on the Third Amendment Effective Date.

Section 7.12. Joinder of Subsidiaries as Guarantors.

(a) Obligations. Where any Domestic Subsidiary of the Parent (other than an Excluded Domestic Subsidiary) that is not a Guarantor hereunder (a “Non-Guarantor Domestic Subsidiary”) shall at any time:

(i) represent more than 3% of the consolidated assets or account for more than 3% of consolidated revenues for the Parent and its Subsidiaries,

(ii) together with all other such Non-Guarantor Domestic Subsidiaries as a group, represent more than 10% of the consolidated assets or account for more than 10% of the consolidated revenues for the Parent and its Subsidiaries, or

(iii) guarantee the obligations under the Senior Notes (if any) or the Bridge Facility (if any),

then, in any such instance, the Parent will promptly, but in any event within 30 days of making such determination, cause the joinder of Non-Guarantor Domestic Subsidiaries as Guarantors hereunder pursuant to Joinder Agreements (or such other documentation reasonably acceptable to the Administrative Agent) accompanied by Organization Documents and favorable opinions of counsel to each such Domestic Subsidiary, all in form and substance reasonably satisfactory to the Administrative Agent, such that after giving effect thereto the Non-Guarantor Domestic Subsidiaries will not, individually or as a group, exceed the foregoing threshold requirements.

(b) Guaranties and Support Obligations in Respect of other Funded Debt. The Parent will not permit any of its Domestic Subsidiaries to give a guaranty or other Support Obligation in respect of Funded Debt, unless (i) the guaranty or other Support Obligation is otherwise permitted hereunder and (ii) such Domestic Subsidiary shall have given a guaranty of the Obligations hereunder on an equal and ratable basis by becoming a Guarantor pursuant to the terms hereof.

Section 7.13. Pledge of Capital Stock. Pledge or cause to be pledged:

(a) Domestic Subsidiaries. One hundred percent (100%) of the issued and outstanding Capital Stock of each Domestic Subsidiary (other than any Excluded Domestic Subsidiary) to the Collateral Agent to secure the Obligations within 30 days (or such later date as may be agreed to by the Administrative Agent in its discretion) of the formation, acquisition or other receipt of such interests; and

(b) First Tier Foreign Subsidiaries. Sixty-five percent (65%) of the issued and outstanding Capital Stock of each First Tier Foreign Subsidiary and any Excluded Domestic Subsidiary pursuant to clause (y) of the definition thereof to the Collateral Agent to secure the

Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Credit Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 11.13. Replacement of Lenders. If (a) any Lender requests compensation under Section 3.04, (b) the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (c) any Lender gives a notice pursuant to Section 3.02, (d) a Lender that does not consent to a proposed change, waiver, discharge or termination (a “Non-Consenting Lender”) with respect to any Credit Document requiring the approval of all the Lenders or of all the Lenders directly affected thereby that has been approved by the applicable Required Facility Lenders or, to the extent applicable, the Required Lenders, or (e) any Lender is a Defaulting Lender, then the Lead Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), (i) all of ~~its~~such Lender’s interests, rights and obligations under this Credit Agreement and the related Credit Documents, or (ii) solely in the case of a Non-Consenting Lender, all of such Lender’s Class of Loans with respect to which such Lender is a Non-Consenting Lender, in each case to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Parent shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b)(iv);

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 3.05) that is to be assigned hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Parent (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable Laws;

(v) in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Credit Document, the applicable assignee consents to the proposed change, waiver, discharge or termination; and